Exhibit 4.5

CONSOL ENERGY INC.

SUPPLEMENTAL INDENTURE NO. 3

$250,000,000

7.875% Notes due 2012

THIS SUPPLEMENTAL INDENTURE NO. 3, dated as of April 15, 2005 (this “Supplemental Indenture No. 3”), by and among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the Guarantors listed on Schedule I hereto and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a New York trust company, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of March 7, 2002 (the “Indenture”), a Supplemental Indenture No. 1 dated as of March 7, 2002 and a Supplemental Indenture No. 2 dated as of September 30, 2003 (such Supplemental Indentures, collectively, the “Supplemental Indentures”) providing for the issuance of the 7.875% Notes due 2012 in the aggregate principal amount of $250,000,000;

WHEREAS, Article IX of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 9.01(a)(12) of the Indenture provides that the Company, the Guarantor Subsidiaries and the Trustee may enter into an indenture supplemental to the Indenture to provide for the release of a Guarantor Subsidiary in respect of its Subsidiary Guaranty pursuant to Article XI of the Indenture;

WHEREAS, Section 9.01(a)(11) of the Indenture provides that the Company, the Guarantor Subsidiaries and the Trustee may enter into an indenture supplemental to the Indenture to allow for the addition of Guarantor Subsidiaries by the execution of a supplemental indenture in respect of a Subsidiary Guarantee;

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture No. 3, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

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NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 3 WITNESSETH:

For and in consideration of the premises, the Company, the Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective. Holders of the Securities of such series as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1 Relation to Indenture. This Supplemental Indenture No. 3 constitutes an integral part of Indenture.

SECTION 1.2 Rules of Construction. For all purposes of this Supplemental Indenture No. 3:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 3;

(c) the terms “herein,” “hereof”, “hereunder” and other words of similar import refer to this Supplemental Indenture No. 3; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture No. 3 shall control.

ARTICLE TWO

GUARANTOR SUBSIDIARIES

SECTION 2.1 Releases. Effective as of the date hereof, Greene Energy LLC is released from its obligations under its Subsidiary Guarantee.

SECTION 2.2 Guarantor Subsidiaries and Guarantors. Effective as of the date hereof, (i) the Guarantor Subsidiaries listed on Schedule I of the Indenture shall be as set forth on Schedule I attached hereto and (ii) the “Guarantors” as defined in the Supplemental Indentures shall mean those subsidiaries of the Company listed on Schedule I attached hereto.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 3.1 Ratification. The Indenture, as supplemented and amended by the Supplemental Indentures and this Supplemental Indenture No. 3, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2 Trustee Not Liable for Recitals. The recitals contained herein are made by the Company and the Guarantors, and the Trustee assumes no liability for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 3.

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SECTION 3.3 Counterparts. This Supplemental Indenture No. 3 may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.4 Governing Law. THIS SUPPLEMENT INDENTURE NO. 3 SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the day and year first above written.

CONSOL ENERGY INC.

By:	/S/ JOHN M. REILLY
Name:	John M. Reilly
Title:	Treasurer

GUARANTOR SUBSIDIARIES:

CENTRAL OHIO COAL COMPANY

CHURCH STREET HOLDINGS, INC.

CNX MARINE TERMINALS INC.

CONSOL FINANCIAL INC.

CONSOL OF CANADA INC.

CONSOL OF KENTUCKY INC.

CONSOL PENNSYLVANIA COAL COMPANY

CONSOL SALES COMPANY

CONSOLIDATION COAL COMPANY

EIGHTY-FOUR MINING COMPANY

HELVETIA COAL COMPANY

IC COAL, INC.

ISLAND CREEK COAL COMPANY

JEFFCO COAL COMPANY

KEYSTONE COAL MINING CORPORATION

LAUREL RUN MINING COMPANY

LEATHERWOOD, INC.

McELROY COAL COMPANY

NEW CENTURY HOLDINGS, INC.

QUARTO MINING COMPANY

ROCHESTER & PITTSBURGH COAL COMPANY

SOUTHERN OHIO COAL COMPANY

THE WHITE STAR COAL CO., INC.

TWIN RIVERS TOWING COMPANY

UNITED EASTERN COAL SALES CORPORATION

WINDSOR COAL COMPANY

WOLFPEN KNOB DEVELOPMENT COMPANY

By:	/S/ JOHN M. REILLY
John M. Reilly, Treasurer of each Guarantor Subsidiary listed above on behalf of each such Guarantor Subsidiary

GUARANTOR SUBSIDIARIES:

CNX LAND RESOURCES INC.

By:	/S/ WILLIAM D. STANHAGEN
Name:	William D. Stanhagen
Title:	President

CONSOL DOCKS INC.

By:	/S/ JAMES J. MCCAFFREY
Name:	James J. McCaffrey
Title:	President

MTB INC.

By:	/S/ WILLIAM D. STANHAGEN
Name:	William D. Stanhagen
Title:	President

RESERVE COAL PROPERTIES COMPANY

By:	/S/ WALTER J. SCHELLER
Name:	Walter J. Scheller
Title:	Vice President

GUARANTOR SUBSIDIARIES:

TERRA FIRMA COMPANY

By:	/S/ JAMES A. RUSSELL
Name:	James A. Russell
Title:	President

CARDINAL STATES GATHERING COMPANY

By:	CONSOLIDATION COAL COMPANY, a general partner

	By:	/S/ JOHN M. REILLY
	Name:	John M. Reilly
	Title:	Treasurer

CNX GAS COMPANY LLC

By:	CONSOLIDATION COAL COMPANY, its sole member

	By:	/S/ JOHN M. REILLY
	Name:	John M. Reilly
	Title:	Treasurer

CONRHEIN COAL COMPANY

By:	CONSOLIDATION COAL COMPANY, a general partner

	By:	/S/ JOHN M. REILLY
	Name:	John M. Reilly
	Title:	Treasurer

GUARANTOR SUBSIDIARIES:

CONSOL OF WV LLC

By:	/S/ ROBERT M. VUKAS
Name:	Robert M. Vukas
Title:	Manager

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:	/S/ WARREN A. GOSHINE
Name:	Warren A. Goshine
Title:	Vice President

SCHEDULE I

SUBSIDIARY GUARANTORS

Cardinal States Gathering Company

(Virginia general partnership)

Central Ohio Coal Company

(Ohio corporation)

Church Street Holdings, Inc.

(Delaware corporation)

CNX Gas Company LLC

(Virginia limited liability company)

CNX Land Resources Inc.

(Delaware corporation)

CNX Marine Terminals Inc.

(Delaware corporation)

Conrhein Coal Company

(Pennsylvania general partnership)

Consol Docks Inc.

(Delaware corporation)

CONSOL Financial Inc.

(Delaware corporation)

CONSOL of Canada Inc.

(Delaware corporation)

CONSOL of Kentucky Inc.

(Delaware corporation)

CONSOL of WV LLC

(West Virginia limited liability company)

CONSOL Pennsylvania Coal Company

(Delaware corporation)

Consol Sales Company

(Delaware corporation)

CONSOLIDATION COAL COMPANY

(Delaware corporation)

Eighty-Four Mining Company

(Pennsylvania corporation)

Helvetia Coal Company

(Pennsylvania corporation)

IC Coal, Inc.

(Delaware corporation)

ISLAND CREEK COAL COMPANY

(Delaware corporation)

Jeffco Coal Company

(Pennsylvania corporation)

Keystone Coal Mining Corporation

(Pennsylvania corporation)

Laurel Run Mining Company

(Virginia corporation)

Leatherwood, Inc.

(Pennsylvania corporation)

McELROY COAL COMPANY

(Delaware corporation)

MTB Inc.

(Delaware corporation)

New Century Holdings, Inc.

(Delaware corporation)

QUARTO MINING COMPANY

(Ohio corporation)

RESERVE COAL PROPERTIES COMPANY

(Delaware corporation)

Rochester & Pittsburgh Coal Company

(Pennsylvania corporation)

SOUTHERN OHIO COAL COMPANY

(West Virginia corporation)

Terra Firma Company

(West Virginia corporation)

THE WHITE STAR COAL CO., INC.

(New York corporation)

TWIN RIVERS TOWING COMPANY

(Delaware corporation)

UNITED EASTERN COAL SALES CORPORATION

(Pennsylvania corporation)

Windsor Coal Company

(West Virginia corporation)

WOLFPEN KNOB DEVELOPMENT COMPANY

(Virginia corporation)